Exhibit 4.1

INCORPORATED UNDER THE LAWS OF THE STATE OF NEYADA ' Is THE OWNER Or CER'PIFICA'P£1 NUMBER FULLY PAID AND NON - ASSESSABLE SHARES OF THE COMMON STOCK PAR VALUE OF gO.0001 EACH OF DUKE HOLDING INC. TRANSFERABLE ON THE BOOKS OF THE CORPORATION IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPER BY ENDORSED. THIS CERTIFICATE IS NOT VALID UNTIL COUNTERS IGNED BY THE TRANSFER AGENT AND REGISTERED Bv THE ReciS+RAR. WITNESS THE FACSIMILE SEAL OF THE CORPORATION AND THE FACSIMILE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS 87£/utEg . MICHAEL YANG CEO WINNIE XIAO CFO / Secretory DATED: IOUNTERSIGNED AND REGISTERED' TRANSHARE CORPORATION Transfer Agent By Authorized Signature Bayside Center 1, 17755 N. US Highway 19, Suite 140, Clearwater, FL 33764 303.662.1112